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                                                                     EXHIBIT 2.3




                               PURCHASE AGREEMENT

                                                               November 30, 2001


Coventry Health Care, Inc.
6705 Rockledge Drive, Suite 900
Bethesda, MD 20817


Gentlemen:

         Principal Health Care, Inc., an Iowa corporation (the "Seller"), hereby agrees with Coventry Health Care, Inc. a Delaware corporation (the "Company"), as follows:

         1.       PURCHASE AND SALE OF SECURITIES.

                  (a) Subject to the terms and conditions hereof, on the Closing Date, as defined herein, the Seller shall sell to the Company and the Company shall purchase from the Seller for an aggregate purchase price of $176,069,740 cash (the "Purchase Price") (i) 7,053,487 shares (the "Purchased Shares") of the Company's Common Stock, par value $.01 per share ("Common Stock"), at a purchase price of $20.00 per share, and (ii) the Common Stock Purchase Warrant of the Company, dated March 31, 1998, as amended October 29, 1998, (the "Warrant") for a purchase price of $35.0 million (the Purchased Shares and the Warrant are collectively referred to herein as the "Equity Securities").

                  (b) Such sale and purchase shall be effected by the Seller delivering to the Company duly executed certificates or other instruments evidencing the Equity Securities, in each case with appropriate instruments of transfer attached (duly endorsed or otherwise in form sufficient for transfer), against delivery by the Company to the Seller of the Purchase Price. The Purchase Price shall be paid by wire transfer of immediately available funds to such account or accounts as the Seller shall designate in writing.

                  (c) The closing of the purchase and sale referred to above shall take place immediately following the satisfaction or waiver of the other conditions set forth in Sections 5 and 6 hereof (the "Closing Date"), at the offices of the Company, at 10:00 a.m., Eastern time, or on such other date, and at such other place and time, as the parties hereto shall mutually agree.

                  (d) The Company filed a Registration Statement on Form S-3 dated the date hereof ("Registration Statement") to register the sale by the Seller of up to 8,050,000 shares of Common Stock (the "Secondary Offering"). The Company


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         and Seller agree that if the overallotment option described in the
         Registration Statement is not exercised in full, the Company will purchase, and the Seller will sell, the remaining shares of Common Stock subject to such option at a purchase price per share equal to the "Public Offering Price" set forth on the cover page of the prospectus contained in the Registration Statement on the third business day after the Seller notifies the Company in writing that such option has terminated.


                  (e) The Company will pay the Seller up to $200,000 to cover Seller's expenses within 45 days of the Closing Date.



2.       WARRANTIES AND REPRESENTATIONS OF THE SELLER.

         The Seller represents and warrants to the Company that:

                  (a) The Seller is a corporation duly organized and validly existing under the laws of the State of Iowa.

                  (b) The Seller has authorized the execution, delivery and performance of this Agreement, and each of the transactions contemplated hereby. No other action is necessary to authorize such execution, delivery and performance, and upon such execution and delivery, this Agreement shall constitute a valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms.

                  (c) No consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over the Seller is required for the execution, delivery or performance by the Seller of its obligations hereunder, including without limitation the sale of the Equity Securities.

                  (d) Neither the sale of the Equity Securities nor the performance of the Seller's obligations hereunder will violate, conflict with, result in a breach of, or constitute a default (or an event that, with the giving of notice or the lapse of time, or both, would constitute a default) under (i) the certificate of incorporation, bylaws or other organizational documents of the Seller, (ii) any decree, judgment, order, law, treaty, rule, regulation or determination of any court, governmental agency or body or arbitrator having jurisdiction over the Seller, as applicable, or any of its assets or properties or (iii) the terms of any material agreement to which the Seller is a party or to which any of the Seller's properties are subject.

                  (e) The Seller has good and marketable title to the Equity Securities. The Equity Securities are owned by the Seller free and clear of any Encumbrance and will be transferred to the Company free of any such Encumbrances.


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                  (f)      The sale of the Equity Securities by the Seller is
         not part of a plan or scheme to evade the registration requirements of the Securities Act. Neither the Seller nor any person acting on behalf of the Seller has offered or sold any of the Equity Securities by any form of general solicitation or general advertising.

         3.       COMPANY REPRESENTATIONS.

         The Company represents and warrants to the Seller that:

                  (a) The Company is a corporation duly organized and validly existing under the laws of the State of Delaware.

                  (b) The Company has authorized the execution, delivery and performance of this Agreement, and each of the transactions contemplated hereby. No other action is necessary to authorize such execution, delivery and performance, and upon such execution and delivery, this Agreement shall constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

                  (c) No consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over the Company is required for the execution, delivery or performance by the Seller of its obligations hereunder, including without limitation the purchase of the Equity Securities.

                  (d) Neither the purchase of the Equity Securities nor the performance of the Company's obligations hereunder will violate, conflict with, result in a breach of, or constitute a default (or an event that, with the giving of notice or the lapse of time, or both, would constitute a default) under (i) the certificate of incorporation, bylaws or other organizational documents of the Company, (ii) any decree, judgment, order, law, treaty, rule, regulation or determination of any court, governmental agency or body or arbitrator having jurisdiction over the Company, as applicable, or any of its assets or properties or (iii) the terms of any material agreement to which the Company is a party or to which any of the Company's properties are subject.

         4.       COVENANTS OF THE PARTIES.

                  (a) Further Assurances. From and after the Closing Date, the Seller shall execute all certificates, instruments, documents or agreements and shall take any other action that it is reasonably requested to execute or take to further effectuate the transactions contemplated hereby.

                  (b) Best Efforts. Each of the parties hereto will use commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable consistent with applicable law to


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         consummate and make effective in the most expeditious manner practicable the transactions contemplated hereby, including without limitation, making all required regulatory filings as promptly as practicable after the date hereof.

         5.       COMPANY'S CONDITIONS TO CLOSING.

         The obligation of the Company to purchase and pay for the Equity Securities on the Closing Date shall be subject to the satisfaction or waiver (to the extent permitted by law), prior thereto or concurrently therewith, of the following conditions:

                  (a) Representations and Warranties. The representations and warranties of the Seller contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though such warranties and representations were made at and as of such date, except as otherwise affected by the transactions contemplated hereby.

                  (b) Compliance with Agreement. The Seller shall have performed and complied with all agreements, covenants and conditions contained in this Agreement that are required to be performed or complied with by the Seller prior to or on the Closing Date.

                  (c) Injunction. There shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as herein provided.

                  (d) Issuance of Senior Notes. The Company shall have issued $175,000,000 principal amount of its senior notes.

                  (e) Secondary Offering. The Seller shall have sold at least 7,000,000 shares of the Company's Common Stock pursuant to the Secondary Offering.

         6.       SELLER'S CONDITIONS TO CLOSING.

         The obligation of the Seller to sell the Securities to the Company on the Closing Date shall be subject to the satisfaction or waiver (to the extent permitted by law), prior thereto or concurrently therewith, of the following conditions:

                  (a) Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though such warranties and representations were made at and as of such date, except as otherwise affected by the transactions contemplated hereby.

                  (b) Compliance with Agreement. The Company shall have performed and complied with all agreements, covenants and conditions contained in this


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         Agreement that are required to be performed or complied with by the
         Company prior to or on the Closing Date.

                  (c) Injunction. There shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as herein provided.

                  (d) Secondary Offering. The Seller shall have sold at least 7,000,000 shares of the Company's Common Stock pursuant to the Secondary Offering.

         7.       TERMINATION AND ABANDONMENT.

         This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time before the Closing Date:

                  (a) by the mutual written consent of the Seller and the Company;

                  (b) by the Seller or the Company if the other party fails to comply in any material respect with any of its covenants or agreements contained herein, or breaches its representations and warranties in any material way and such failure or breach, if capable of being cured, is not cured within 30 days of the receipt of written notice of such failure or breach from the terminating party;

                  (c) by the Seller or the Company if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling the parties hereto shall use their best efforts to lift), that permanently restrains, enjoins or otherwise prohibits the transactions contemplated by this Agreement; or

                  (d) by the Seller or the Company at any time after March 31, 2002; provided, however, that if the Closing Date has not occurred on or before March 31, 2002 as a result of a material breach of this Agreement, the breaching party shall not be entitled to terminate this Agreement pursuant to this Section 7(d).

         In the event of termination and abandonment of this Agreement pursuant to this Section 7, written notice thereof shall forthwith be given to the other party and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action by the Seller or the Company; provided, that no party shall be relieved of any liability it may have to any other party as a result of any breach of its obligations hereunder.

         8.       SURVIVAL OF REPRESENTATIONS AND WARRANTIES.


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         The respective agreements, representations, warranties, and other statements made by or on behalf each party hereto pursuant to this Agreement shall remain in full force and effect, regardless of any investigation made by or on behalf of any party, and shall survive delivery of any payment for the Equity Securities.

         9.       INTERPRETATION OF THIS AGREEMENT.

                  (a) Terms Defined. As used in this Agreement, the following terms have the respective meaning set forth below:

         Encumbrances: any security interest, lien, claim or other encumbrances or any restriction on transfer, other than those imposed by the Securities Act.

         Person: an individual, partnership, joint-stock company, corporation, trust or unincorporated organization, and a government or agency or political subdivision thereof.

         Securities Act: the Securities Act of 1933, as amended.

                  (b) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed entirely within such State.

                  (c) Section Headings. The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof.

                  (d)      Notices.

                           (i) All communications under this Agreement shall be in writing and shall be delivered by hand or facsimile or mailed by overnight courier or by registered or certified mail, postage prepaid:

                                    (1)      if to any of the Company, at 6705
                           Rockledge Drive, Suite 900, Bethesda, Maryland 20817,
                           Attention: Chief Financial Officer, or at such other address or facsimile number as the Company may have furnished the Seller in writing;

                                    (2)      if to the Seller, at 711 High
                           Street, Des Moines, Iowa 50392, Attention: Karen E. Shaff (facsimile: (515) 235-9852), or at such other address or facsimile number as the Seller may have furnished in writing to the Company.

                           (ii) Any notice so addressed shall be deemed to be given: if delivered by hand or facsimile, on the date of such delivery; if mailed by overnight courier, on the first business day following the date of such


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                  mailing; and if mailed by registered or certified mail, on the third business day after the date of such mailing.

                  (e) Expenses and Taxes. The Seller will pay, and save the Company harmless from, any and all liabilities (including interest and penalties) with respect to or resulting from any delay or failure in paying, stamp and other taxes (other than income taxes), if any, that may be payable or determined to be payable on the execution and delivery of this Agreement.

                  (f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties.

                  (g) Entire Agreement; Amendment and Waiver. This Agreement constitutes the entire understanding of the parties hereto and supersedes all prior understandings among such parties. This Agreement may be amended, and the observance of any term of this Agreement may be waived, with (and only with) the written consent of the Seller and the Company.

                  (h) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.


                                             Very truly yours,

                                             PRINCIPAL HEALTH CARE, INC.

                                             By: /s/ Karen E. Shaff
                                                --------------------------------
                                                     Karen E. Shaff
                                                     Senior Vice President
                                                     and General Counsel
ACCEPTED & AGREED:


COVENTRY HEALTH CARE, INC.

By: /s/ Dale B. Wolf
   ------------------------------------
        Dale B. Wolf